[KPMG PEAT MARWICK LLP LETTER HEAD]





                        CONSENT OF INDEPENDENT AUDITORS



To the Board of Trustees and Shareholders of Monetta Fund, Inc.:

We consent to the use of our report which is incorporated by reference into the Statement of Additional Information and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


                                       /s/ KPMG Peat Marwick LLP

Chicago, Illinois
November 13, 1996